EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each undersigned entity (each a “company”) hereby agrees to any and all joint filings to be made on the company’s behalf on schedule 13D or 13G (including amendments thereto) under the Exchange Act, with respect to securities which may be deemed to be beneficially owned by the company under the Exchange Act, and that this agreement be included as an exhibit to any such joint filing.

This Joint Filing Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

In witness whereof, each company hereby executes this agreement

Effective as this January 4th, 2022

AXA S.A.

By: /s/ Anthony Gilsoul

Name: Anthony Gilsoul

Title: Attorney-in-Fact, duly authorized under Power of Attorney effective as of October 15th, 2020 by and on behalf of AXA S.A.

XL Bermuda Ltd

By /s/. Mark Twite

Name: Charles Cooper Mark Twite

Title: Senior Vice President

XL Group Investments Ltd

By /s/. Mark Twite

Name: Mark Twite

Title: Director